COOPERS & LYBRAND                                 COOPERS & LYBRAND L.L.P.

                                                  a professional services firm





                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the inclusion in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (Registration Nos. 33-83430 and 811-8738) of our report dated January 22, 1997, on our audits of the financial statements and financial highlights of IBJ Funds Trust.

          We also consent to the reference to our Firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the captions "Other Information - Independent Accounts" and "Financial Statements".
                                                     /s/Coopers & Lybrand L.L.P.
                                                     Coopers & Lybrand L.L.P.

New York, New York
March 25, 1997




    Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.